FOR IMMEDIATE RELEASE

HomeTrust Bank Hires Brian Gompers, SVP
Commercial Banking Relationship Manager

ASHEVILLE, NC, May 8, 2015 – HomeTrust Bancshares, Inc. (the “Company”) (NASDAQ: HTBI), the holding company for HomeTrust Bank, N.A. (the “Bank”), announced today that the Bank has hired Brian Gompers, as Senior Vice President and Commercial Banking Relationship Manager. Gompers reports to Hunter Westbrook, Executive Vice President and Chief Banking Officer and will be located at the bank’s headquarters office located at 10 Woodfin Street, Asheville, North Carolina.
“Brian’s commercial banking expertise and knowledge of HomeTrust markets is an asset to our commercial banking strategic growth plan and further supports our efforts to build out a full service community bank.” said Hunter Westbrook, Chief Banking Officer. “His experience in middle market credit adds strength to the commercial relationship management team and provides additional value for our customers.”
Brian Gompers brings 29 years of commercial banking experience to HomeTrust. He has spent the past ten years in the Western North Carolina market, as a senior commercial lender, developing commercial and middle market C & I relationships while managing loan growth with risk diversification. He also has commercial banking experience across contiguous HomeTrust markets in Greenville, South Carolina and Raleigh, North Carolina. He received a Bachelor of Science degree from Pfeiffer University with a double major in Economics & Business Administration and Finance. He attended Furman University’s Center for Corporate and Professional Development Leadership, is a graduate of Leadership Greenville, and is a graduate of Leadership Asheville. He currently serves as Chairman of the Board for Western Carolina Rescue Ministries and serves on the board of the University of North Carolina at Asheville Foundation. In addition, he is active in his church, North Asheville Baptist Church as a worship leader and Asheville Christian Academy as an assistant soccer coach for the men’s varsity team.
“This is an exciting time of growth for HomeTrust Bank,” noted Brian Gompers. “I’m looking forward to working in HomeTrust Bank’s relationship-focused culture and continuing to grow commercial banking business across the Western North Carolina market.”

About HomeTrust Bancshares, Inc.
HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank, N.A. As of March 31, 2015 the Company had assets of $2.6 billion. The Bank, founded in 1926, is a nationally chartered, community-focused financial institution committed to providing value added community banking through its 45 locations in North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, and a loan production office in Raleigh), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley). The Bank is the 5th largest community bank headquartered in North Carolina.
Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include expected cost savings, synergies and other financial benefits from our recent acquisitions might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in HomeTrust's latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission-which are available on our website at www.hometrustbanking.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that we make in this presentation or our SEC filings are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2015 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect our operating and stock performance.

WEBSITE: WWW.HOMETRUSTBANKING.COM
Contact:
HomeTrust Bancshares, Inc.
Dana L. Stonestreet – Chairman, President and Chief Executive Officer
Tony J. VunCannon - Senior Vice President, Chief Financial Officer, and Treasurer
828-259-3939